Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

7720 N Dobson Road
CONTACT:	Scottsdale, AZ 85256
Kara Stancell, Investor Relations & Corporate Communications,	(602) 808-8800
(480) 291-5854	www.Medicis.com
MEDICIS REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS
SCOTTSDALE, Ariz.—May 7, 2009—Medicis (NYSE:MRX) today announced net revenues of approximately $99.8 million for the three months ended March 31, 2009, compared to net revenues of approximately $128.9 million for the three months ended March 31, 2008. During the quarter, the Company’s results were negatively impacted due to a one-day launch of a generic version of our leading revenue product, SOLODYN®, which was not authorized by Medicis. As a result, wholesalers reduced ordering levels for SOLODYN®, and the Company increased its sales reserves for SOLODYN®. Although the increase in sales reserves significantly impacted the net revenues and earnings per share, this non-cash charge had no impact on the strong cash flows from operations of approximately $45.4 million achieved by the Company during the quarter.
Non-generally accepted accounting principles (non-GAAP) net income (defined below) for the three months ended March 31, 2009, was approximately $5.0 million, compared to non-GAAP net income of approximately $23.4 million for the three months ended March 31, 2008. Non-GAAP net income for the three months ended March 31, 2009, excludes charges totaling approximately $7.9 million pre-tax (or $4.7 million net of the related $3.2 million in income tax charges), consisting of a $5.0 million (pre-tax) research and development (R&D) regulatory milestone payment to a Medicis partner, and a $2.9 million (non-deductible) charge relating to our investment in Revance. Non-GAAP net income for the three months ended March 31, 2008, excluded a $2.9 million (non-deductible) charge relating to our investment in Revance.
Non-GAAP earnings per diluted share for the three months ended March 31, 2009, was $0.09, compared to non-GAAP earnings per diluted share of $0.35 for the three months ended March 31, 2008.
GAAP net income for the three months ended March 31, 2009, was approximately $0.3 million, compared to GAAP net income of approximately $20.5 million for the three months ended March 31, 2008. GAAP earnings per diluted share for the three months ended March 31, 2009, was $0.01, compared to GAAP earnings per diluted share of $0.31 for the three months ended March 31, 2008.
“We are pleased to announce an active first quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We were able to work successfully with Ipsen and the U.S. Food and Drug Administration (FDA) and gain approval of DYSPORT™. We saw progress in our efforts to strengthen the intellectual property surrounding SOLODYN® with two Notices of Allowance from the U.S. Patent and Trademark Office. While generic threats and economic pressures continue, we are grateful to be in a manageable position, and thank our physicians and shareholders for their ongoing support as more and more of our long-term strategic initiatives are actualized.”
Acne Products
Medicis recorded net revenues of approximately $66.5 million from sales of its acne products for the three months ended March 31, 2009, compared to net revenues of approximately $80.1 million for the three months ended March 31, 2008. Medicis’ acne products include primarily PLEXION®, SOLODYN®, TRIAZ® and ZIANA®.
Non-Acne Products
Medicis recorded net revenues of approximately $23.5 million associated with its non-acne products for the three months ended March 31, 2009, compared to net revenues of approximately $39.1 million for the three months ended March 31, 2008. Beginning in the second quarter of 2009, the Company will record revenue on its aesthetic products, including DYSPORT™, upon the shipment from its exclusive distributor to physicians. As a result, for the quarter ended March 31, 2009, aesthetic revenue was negatively impacted in anticipation of this change in revenue recognition. Medicis’ non-acne products include primarily LOPROX®, PERLANE®, RESTYLANE® and VANOS®.
Other Non-Dermatological Products
Medicis recorded net revenues of approximately $9.9 million associated with its other non-dermatological products for the three months ended March 31, 2009, compared to net revenues of approximately $9.7 million for the three months ended March 31, 2008. Medicis’ other non-dermatological products include primarily AMMONUL®, BUPHENYL®, LIPOSONIX®1 and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended March 31, 2009, decreased approximately 0.9 percentage points to approximately 90.5%, compared to approximately 91.4% for the three months ended March 31, 2008. This decrease is due primarily to product mix during the quarter. The change in product mix is a result of decreased sales of the higher margin product, SOLODYN®, due to the one-day launch of a generic version of SOLODYN® which was not authorized by Medicis. Medicis has settled its patent infringement case against Teva/Barr and obtained a permanent injunction prohibiting Teva from making, using, selling or offering to sell infringing generic SOLODYN®.
Selling, general and administrative (SG&A) expense for the three months ended March 31, 2009, was approximately $70.4 million, or approximately 70.6% of net revenues, compared to approximately $72.1 million, or approximately 55.9% of net revenues, for the three months ended March 31, 2008. This increase in SG&A expense as a percentage of net revenues is due primarily to the decrease in net revenues for the three months ended March 31, 2009.
R&D expense for the three months ended March 31, 2009, was $13.3 million, compared to approximately $9.2 million for the three months ended March 31, 2008. This includes a $5.0 million purchased R&D charge associated with the successful completion of a regulatory milestone by a Medicis partner.

2009 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2009 is anticipated as follows:
Calendar 2009
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year End
	(3/31/09)	(6/30/09)	(9/30/09)	(12/31/09)	2009
	Actual	Estimated	Estimated	Estimated	Estimated

Revenue	$100	$115-$121	$147-$154	$168-$179	$530-$554

Non-GAAP diluted earnings per share objectives	$0.09	$0.08-$0.15	$0.36-$0.42	$0.58-$0.67	$1.12-$1.32
Additional 2009 Guidance Considerations
•	Revenue and non-GAAP diluted earnings per share objectives include a full year of SOLODYN® revenue with no additional generic entry. We believe the approval of follow-on forms of SOLODYN® should not impact the annual revenue ranges noted above.

•	gross profit margins of approximately 89-90% of revenues;

•	annual SG&A expenses of approximately 52-54% of revenues;

•	R&D expenses of approximately 8-10% of revenues;

•	depreciation and amortization of approximately $32-$35 million for the year;

•	effective tax rate of approximately 39-40%;

•	the non-GAAP diluted earnings per share figures above incorporate the impact of FAS 123R, totaling approximately $14-$15 million for the year; and

•	fully diluted weighted average shares outstanding of approximately 63-64 million shares.
The above guidance does not take into account the following:
•	potential special charges associated with R&D milestones or contract payments;

•	potential additional recognized losses on our auction rate securities investments;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance;

•	the impact of potential additional launches of generic versions of SOLODYN®;

•	the timing of additional SOLODYN® patent allowances, if any;

•	the timing of potential approvals of generic versions of SOLODYN®;

•	the deployment of certain wholesaler inventory reduction strategies for SOLODYN® which may continue into 2009 in anticipation of FDA approval for follow-on forms of SOLODYN®;

•	uncertainty relating to the reduction of the average selling price for SOLODYN® as a result of the SOLODYN® Patient Access Card intended to stimulate demand for SOLODYN®; and

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.
Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares. For the three months ended March 31, 2009, diluted earnings per share is not calculated applying the “if-converted” method, as the effect would be anti-dilutive.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as charges for R&D, transaction costs, the impairment of long-lived assets and litigation reserves. These items may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and aesthetic elegance.
The Company’s products include the brands RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), DYSPORT™ (abobotulinumtoxinA), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide 10% and sulfur 5%), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream 0.05%, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, the LIPOSONIX®1 system and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	Medicis’ future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN® and other Medicis products;

•	the future expansion of the aesthetics market; and

•	expectations relating to the Company’s product development pipeline, including the timing of follow-on forms of SOLODYN®.

These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE® franchise. The RESTYLANE® franchise currently includes PERLANE® and RESTYLANE®.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for Medicis’ products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, such as the FDA approvals of Elevess™, Evolence®, Juvederm® Ultra, Juvederm® Ultra Plus, Prevelle™ Silk, Radiesse® and Sculptra®, competitors to RESTYLANE® and PERLANE®, and generic forms of our DYNACIN® Tablets, LOPROX®, PLEXION®, SOLODYN®, TRIAZ® or VANOS® products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Medicis products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•	the timing and success of new product development by Medicis or third parties;

•	the inability to secure patent protection from filed patent applications, inadequate protection of Medicis’ intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in Medicis’ filings with the SEC.
Forward-looking statements represent the judgment of Medicis’ management as of the date of this release and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of Medicis’ prescription products is available by contacting the Company. RESTYLANE® and PERLANE® are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other trademarks are the property of their respective owners.

[1]	The LIPOSONIX® system is currently not approved for sale or use in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2009	2008
Product revenues	$96,600	$125,054
Contract revenues	3,219	3,849

Total revenues	99,819	128,903
Cost of revenues	9,446	11,132

Gross profit	90,373	117,771

Operating expenses:
Selling, general and administrative	70,425	72,062
Research and development	13,275	9,189
Depreciation and amortization	7,132	6,722

Total operating expenses	90,832	87,973

Operating (loss) income	(459)	29,798

Other expense, net	(2,873)	(2,871)

Interest income, net	1,433	6,792

Income tax benefit (expense)	2,228	(13,195)

Net income	$329	$20,524

Basic net income per common share	$0.01	$0.36

Diluted net income per common share	$0.01	$0.31

Shares used in basic net income per common share	56,731	56,358

Shares used in diluted net income per common share	56,867	70,332

Cash flow from operations	$45,398	$33,103

Medicis Pharmaceutical Corporation
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)
(unaudited)

	Three months ended		Three months ended
	March 31, 2009		March 31, 2008
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income and basic EPS	$329	$0.01	$20,524	$0.36

Interest expense and associated bond offering costs (tax-effected)	—		1,517

GAAP “if-converted” net income and diluted EPS (a)	329	0.01	22,041	0.31

Non-GAAP adjustments:

Research and development expense related to our collaboration with IMPAX	5,000	0.09	—	—

Charge related to our investment in Revance	2,886	0.05	2,871	0.04

Income tax effects	(3,180)	(0.06)	—	—

Non-GAAP “if-converted” net income and diluted EPS (a)	$5,035	$0.09	$24,912	$0.35

Shares used in basic net income per common share	56,731		56,358

Shares used in diluted net income per common share (a)	56,867		70,332

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $1.5 million are added back to GAAP net income for the three months ended March 31, 2008. For the three months ended March 31, 2009, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes is not added back to GAAP net income, and the convertible shares underlying the notes are not added to shares used in diluted net income per common share, as the effect is anti-dilutive.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
Assets
Cash, cash equivalents & short-term investments	$399,356	$343,885
Accounts receivable, net	50,913	52,588
Inventory, net	25,351	24,226
Deferred tax asset	66,058	53,161
Other current assets	20,879	19,676

Total current assets	562,557	493,536
Property & equipment, net	26,558	26,300
Intangible assets, net	312,837	318,191
Deferred tax asset	73,540	77,149
Long-term investments	40,378	55,333
Other assets	39	2,925

Total assets	$1,015,909	$973,434

Liabilities and stockholders’ equity
Total current liabilities	$230,465	$185,901
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	11,716	14,513
Stockholders’ equity	604,402	603,694

Total liabilities and stockholders’ equity	$1,015,909	$973,434

Working capital	$332,092	$307,635

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